Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center, 17th Floor San Francisco, California 94111-4109 415.434.9100 main 415.434.3947 fax www.sheppardmullin.com

March 31, 2025

Board of Directors

Plumas Bancorp

5525 Kietzke Lane

Reno, Nevada 89511

Re:	Registration of Common Stock on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Plumas Bancorp, a California corporation (“Plumas”), in connection with the proposed issuance of up to 1,072,142 shares of Plumas’s common stock, no par value per share (the “Shares”). The Shares are proposed to be offered to the shareholders of Cornerstone Community Bancorp, a California corporation (“Cornerstone”), in connection with the acquisition by Plumas of Cornerstone by means of the merger (the “Merger”) of Cornerstone with and into Plumas with Plumas as the surviving corporation pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of January 28, 2025, by and between Plumas and Cornerstone (the “Merger Agreement”). Plumas is filing with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration of the offering and sale of the Shares pursuant to the Merger Agreement under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Registration Statement and all exhibits thereto; (iii) Plumas’s articles of incorporation as presently in effect; (iv) Plumas’s bylaws as presently in effect; (v) certain resolutions adopted by Plumas’s Board of Directors relating to the authorizations of the filing of the Registration Statement, the execution and delivery of the Merger Agreement, the issuance and sale of the Shares and other related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have also examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Merger Agreement and other records, documents, instruments and certificates we have reviewed; and (v) that all Shares will be issued in the manner stated in the Merger Agreement and the Registration Statement. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of Plumas and others.

Board of Directors

March 31, 2025

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued by Plumas pursuant to the Merger Agreement, when issued and delivered in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is based on, and is limited to the laws of the State of California, and we render no opinion with respect to the laws of any other jurisdiction. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the use of our name in the proxy statement/prospectus forming a part of the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP